Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 for United States Short Oil Fund, LP (333-185692) of our report dated March 26, 2014 relating to the statement of financial condition as of December 31, 2013 and 2012 of United States Commodity Funds LLC and Subsidiaries, included in the Form 10-K of United States Short Oil Fund and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

April 3, 2014